                           SIMON TRANSPORTATION SERVICES INC.
                    SCHEDULE OF COMPUTATION OF NET EARNINGS PER SHARE
                                     (Unaudited)



                                                               For the Three Months Ended           For the Nine Months Ended
                                                          --------------------------------------------------------------------------
Basic and Diluted:                                          June 30, 2001      June 30, 2000      June 30, 2001       June 30, 2000
                                                            -------------      -------------      -------------       -------------

Common shares outstanding beginning of period:                 6,115,109          6,110,109          6,111,109           6,110,109

Common share equivalents:

         Employee stock options exercised:
                  Basic                                               --                 --              3,835                  --
                  Diluted                                             --                 --              3,835                  --
                                                          --------------------------------------------------------------------------

         Number of common shares and common
               share equivalents outstanding
                  Basic                                        6,115,109          6,110,109          6,114,944           6,110,109
                                                          ==========================================================================
                  Diluted                                      6,115,109          6,110,109          6,114,944           6,110,109
                                                          ==========================================================================

Net loss                                                    $ (9,521,408)       $  (267,450)     $ (21,341,640)         $ (330,747)
                                                          ==========================================================================
         Net loss per common share
               and common share equivalent
                  Basic                                     $    (1.56)         $     (0.04)     $       (3.49)         $    (0.05)
                                                          ==========================================================================
                  Diluted                                   $    (1.56)         $     (0.04)     $       (3.49)         $    (0.05)
                                                          ==========================================================================
